SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2003

Date of Report

(Date of Earliest Event Reported)

EXPEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-27429	91-1996083
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005

(Address of Principal Executive Offices, including Zip Code)

(425) 564-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

On July 15, 2003, the Company issued a press release announcing the Company’s CFO plans to resign and a special meeting of the shareholders of the Company will be held on August 8, 2003. At the special meeting, Expedia shareholders will vote on the proposed Agreement and Plan of Merger dated as of March 18, 2003, by and among USA Interactive (now InterActiveCorp, or IAC), a Delaware corporation, Equinox Merger Corp., a Washington corporation and direct wholly owned subsidiary of IAC, and Expedia, Inc., pursuant to which IAC will acquire all of the shares of common stock of Expedia that IAC does not currently own and Equinox Merger Corp. will merge with and into Expedia

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.1	Text of press release dated July 15, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/S/ MARK S. BRITTON
Mark S. Britton
Senior Vice President General Counsel and Secretary

Date: July 15, 2003

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Exhibit Index

Number	Description

99.1	Text of press release dated July 15, 2003.